                                                                     EXHIBIT 4.2



                   INSIGHT HEALTH SERVICES HOLDINGS CORP.,

                          INSIGHT HEALTH SERVICES CORP.


                                     - AND -


            THE SUBSIDIARY GUARANTORS LISTED ON SCHEDULE A HERETO

                                  $225,000,000

                  9-7/8% SENIOR SUBORDINATED NOTES DUE 2011


                               PURCHASE AGREEMENT

                             DATED OCTOBER 25, 2001


                         BANC OF AMERICA SECURITIES LLC

                          FIRST UNION SECURITIES, INC.

                                Table of Contents

                                                                                Page

Section 1.  Representations and Warranties..................................     3
      (a)   No Registration Required........................................     3
      (b)   No Integration of Offerings or General Solicitation.............     3
      (c)   Eligibility for Resale Under Rule 144A..........................     4
      (d)   The Offering Memorandum.........................................     4
      (e)   Incorporated Documents..........................................     4
      (f)   The Remarketing Agreement.......................................     4
      (g)   The Registration Rights Agreement...............................     4
      (h)   The DTC Letter of Representations...............................     5
      (i)   Authorization of the Securities and the Exchange Securities.....     5
      (j)   Authorization of the Indenture..................................     6
      (k)   Descriptions in the Offering Memorandum.........................     6
      (l)   No Material Adverse Change......................................     6
      (m)   Independent Accountants.........................................     7
      (n)   Preparation of the Financial Statements.........................     7
      (o)   Incorporation and Good Standing of Company and its
            Subsidiaries....................................................     7
      (p)   Capitalization and Other Capital Stock Matters..................     8
      (q)   Non-Contravention of Instruments; No Further Authorizations
            or Approvals Required...........................................     9
      (r)   No Material Actions or Proceedings..............................    10
      (s)   Intellectual Property Rights....................................    10
      (t)   All Necessary Permits, Etc......................................    10
      (u)   Regulatory Matters..............................................    10
      (v)   Medicare/Medicaid Participation.................................    12
      (w)   Title to Properties.............................................    13
      (x)   Material Agreements.............................................    13
      (y)   Tax Law Compliance..............................................    13
      (z)   Company Not an "Investment Company".............................    13
      (aa)  Insurance.......................................................    13
      (bb)  No Price Stabilization or Manipulation..........................    14
      (cc)  Solvency........................................................    14
      (dd)  No Unlawful Contributions or Other Payments.....................    14
      (ee)  Company's Accounting System.....................................    14
      (ff)  Compliance with Environmental Laws..............................    15
      (gg)  ERISA Compliance................................................    15
      (hh)  Regulation S Compliance.........................................    16
      (ii)  Taxes; Fees.....................................................    16
      (jj)  No Labor Disputes...............................................    16

Section 2.  Issuance and Delivery of the Securities.........................    17
      (a)   The Securities..................................................    17
      (b)   The Closing Date................................................    17
      (c)   Delivery of the Notes...........................................    17

      (d)   Delivery of Offering Memorandum to the Initial Purchaser........    17
      (e)   Initial Purchaser as Qualified Institutional Buyer..............    17

Section 3.  Covenants.......................................................    18
      (a)   The Initial Purchaser's Review of Proposed Amendments and
            Supplements.....................................................    18
      (b)   Amendments and Supplements to the Offering Memorandum and
            Other Securities Act Matters....................................    18
      (c)   Copies of the Offering Memorandum...............................    18
      (d)   Blue Sky Compliance.............................................    18
      (e)   Depositary......................................................    19
      (f)   Additional Issuer Information...................................    19
      (g)   Future Agreement Not to Offer or Sell Additional Securities.....    20
      (h)   Future Reports to the Initial Purchaser.........................    20
      (i)   No Integration..................................................    20
      (j)   Legended Securities.............................................    20
      (k)   PORTAL..........................................................    20
      (l)   Rating of Securities............................................    21

Section 4.  Payment of Expenses.............................................    21

Section 5.  Additional Covenants............................................    21
      (a)   Accountants' Comfort Letter.....................................    21
      (b)   Opinion of Counsel for the Company..............................    22
      (c)   Opinion of General Counsel for the Company......................    22
      (d)   Opinion of Regulatory Counsel for the Company...................    22
      (e)   Officers' Certificate...........................................    22
      (f)   Bring-down Comfort Letters......................................    22
      (g)   Registration Rights Agreement...................................    23
      (h)   Additional Documents............................................    23

Section 6.  Reimbursement of Initial Purchaser's Expenses...................    23

Section 7.  Offer, Sale and Resale Procedures...............................    23
      (a)   Offers and Sales Only to Qualified Institutional Buyers and
            Non-U.S. Persons................................................    23
      (b)   No General Solicitation.........................................    23
      (c)   Restrictions on Transfer........................................    23

Section 8.  Indemnification.................................................    24
      (a)   Indemnification of the Initial Purchaser........................    24
      (b)   Indemnification of the Company and the Guarantors and their
            Directors and Officers..........................................    25
      (c)   Notifications and Other Indemnification Procedures..............    25
      (d)   Settlements.....................................................    26

Section 9.  Contribution....................................................    27

Section 10. [Intentionally Omitted].........................................    28

Section 11. Representations and Indemnities to Survive Delivery.............    28

Section 12. Notices.........................................................    28

Section 13. Successors......................................................    30

Section 14. Partial Unenforceability........................................    30

Section 15. Governing Law; Consent to Jurisdiction..........................    30
      (a)   Governing Law Provisions........................................    30
      (b)   Consent to Jurisdiction.........................................    30

Section 16. General Provisions..............................................    30


SCHEDULE A    -   Guarantors

SCHEDULE B    -   Material Agreements

SCHEDULE C    -   Subsidiaries of InSight Health Services Corp.

SCHEDULE D    -   Initial Purchasers

EXHIBIT A-1   -   Form of Opinion of Kaye Scholer LLP

EXHIBIT A-2   -   Form of Opinion of Hunton & Williams

EXHIBIT B     -   Form of Opinion of General Counsel for the Company

EXHIBIT C     -   Form of Opinion of Regulatory Counsel for the Company

ANNEX 1       -   Terms and Conditions of Offers and Sales

                               Purchase Agreement


                                                            October 25, 2001

BANC OF AMERICA SECURITIES LLC
FIRST UNION SECURITIES, INC.

c/o Banc of America Securities LLC
9 West 57th Street, 47th Floor
New York, NY  10019

Ladies and Gentlemen:

            Introductory. Pursuant to the terms of a Note Purchase Agreement, dated October 17, 2001, among InSight Health Services Acquisition Corp., a Delaware corporation, InSight Health Services Corp., a Delaware corporation (the "Company"), InSight Health Services Holdings Corp., a Delaware corporation ("Holdings"), the Subsidiary Guarantors (as defined herein), Banc of America Bridge LLC and Banc of America Securities LLC, (the "Note Purchase Agreement"), the Company is (i) issuing to Banc of America Securities LLC and First Union Securities, Inc. (collectively, the "Initial Purchasers"), acting severally and not jointly, the respective amounts set forth in Schedule D of $200,000,000 aggregate principal amount of the Company's 9-7/8% Senior Subordinated Notes Due 2011 (the "Initial Notes") in exchange for $200,000,000 principal amount of the Company's 12-1/8% Senior Subordinated Notes due 2011 (the "Existing Notes") and
(ii) issuing and selling to the Initial Purchasers, acting severally and not jointly, the respective amounts set forth in Schedule D of an additional $25,000,000 aggregate principal amount of the Company's 9-7/8% Senior Subordinated Notes due 2011 (the "Additional Notes" and, together with the Initial Notes, the "Notes). Terms used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Note Purchase Agreement.

            The Notes will be issued pursuant to an indenture, dated as of October 30, 2001 (the "Indenture"), among the Company, the Guarantors (as defined below) and State Street Bank and Trust Company N.A., as trustee (the "Trustee"). Notes issued in book-entry form will be issued in the name of Cede & Co., as nominee of The Depository Trust Company (the "Depositary") pursuant to a letter of representations, to be dated as of the Closing Date (as defined in Section 2), to be entered into in connection with the issuance of the Securities (the "DTC Letter of Representations") among the Company, the Trustee and the Depositary.

            The payment of principal of, premium and Liquidated Damages (as defined in the Indenture), if any, and interest on the Notes and the Exchange Notes (as defined below) will, upon issuance of the Notes, become fully and unconditionally guaranteed on a senior subordinated and unsecured basis, jointly and severally by (i) Holdings,
(ii) each of the Company's directly and indirectly wholly-owned subsidiaries listed in Schedule A attached hereto, and (iii) any wholly-owned or other subsidiary of the Company formed or acquired after the Closing Date that executes an additional guarantee in accordance with the terms of the Indenture, and respective successors and assigns of Holdings and the subsidiaries of the Company referred to in (ii) and (iii) above (collectively, the "Guarantors," and the subsidiaries referred to in (ii) and (iii) above, the "Subsidiary Guarantors"), pursuant to their guarantees (the "Guarantees"). The Notes and the Guarantees attached thereto are herein collectively referred to as the "Securities," and the Exchange Notes and the Guarantees attached thereto are herein collectively referred to as the "Exchange Securities."

            The holders of the Notes will be entitled to the benefits of a remarketed notes registration rights agreement, to be dated as of the Closing Date (the "Registration Rights Agreement"), among the Company, the Guarantors and the Initial Purchasers, substantially in the form of Exhibit E attached to the Note Purchase Agreement, pursuant to which the Company and the Guarantors agree to file, within 120 days of the Closing Date, a registration statement with the Securities and Exchange Commission (the "Commission") registering the Exchange Securities under the Securities Act of 1933, as amended (the "Securities Act," which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

            The Company understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and in the Offering Memorandum (as defined below) and agrees that the Initial Purchasers may sell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the "Subsequent Purchasers") at any time after the date of this Agreement. The Securities are to be offered and sold to or through the Initial Purchasers without being registered with the Commission under the Securities Act, in reliance upon exemptions therefrom. The terms of the Securities and the Indenture will require that investors that acquire Securities expressly agree that Securities may only be resold or otherwise transferred, after the date hereof, if such Securities are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A under the Securities Act ("Rule 144A") or Regulation S under the Securities Act ("Regulation S")).

            The Company has prepared and delivered to the Initial Purchasers copies of a preliminary offering memorandum, dated October 19, 2001 (the "Preliminary Offering Memorandum"), and has prepared and will deliver to the Initial Purchasers, copies of the Offering Memorandum (defined below), describing the terms of the Securities, each for use by the Initial Purchasers in connection with their solicitation of offers to purchase the Securities. As used herein, the "Offering Memorandum" shall mean, with respect to any date or time referred to in this Agreement, the offering memorandum, dated October 25, 2001, including amendments or supplements thereto, any exhibits thereto and the Incorporated Documents (as defined in Section 1 below), in the most recent form that has been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of offers to purchase Securities. Further, any reference to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to refer to and include any Additional Issuer Information (as defined in Section 3) furnished by the Company prior to the completion of the distribution of the Securities.

            All references in this Agreement to financial statements and other information which is "contained," "included" or "stated" in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Offering Memorandum; all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (as amended, the "Exchange Act," which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) which is incorporated or deemed to be incorporated by reference in the Offering Memorandum; and all references in this Agreement to the Transaction Documents shall be deemed to mean and include this Purchase Agreement, the Registration Rights Agreement, the Indenture, the Securities and the DTC Letter of Representations. References herein to "Subsidiaries" shall mean each corporation, partnership, joint venture or other entity in which (i) the Company owns, directly or indirectly, 50% or more of the outstanding voting securities or equity interests or (ii) the Company or any Subsidiary is the sole general partner or the sole managing member.

            Each of the Company and the Guarantors hereby confirms its respective agreement with the Initial Purchasers as follows:

            Section 1. Representations and Warranties. The Company and each of the Guarantors hereby jointly and severally represent, warrant and covenant to each Initial Purchaser as follows:

            (a) No Registration Required. Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 2(e) hereof and with the procedures set forth in Section 7 hereof, it is not necessary in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, sale and delivery of the Securities to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the Securities Act or, until such time as the Exchange Securities are issued pursuant to an effective registration statement, to qualify the Indenture under the Trust Indenture Act of 1939 (the "Trust Indenture Act," which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

            (b) No Integration of Offerings or General Solicitation. None of the Company or any Guarantor has, directly or indirectly, solicited any offer to buy or offered to sell, and none of them will, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act. None of the Company, the Guarantors, their respective affiliates (as such term is defined in Rule 501(b) under the Securities Act (each, an "Affiliate")) or any person acting on their behalf (other than the Initial Purchasers, as to whom none of the Company or any Guarantor makes any representation or warranty) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act. With respect to those Securities sold in reliance upon Regulation S, (i) none of the Company, the Guarantors, their Affiliates or any person acting on their behalf (other than the Initial Purchasers, as to whom none of the Company or any Guarantor makes any representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Company, the Guarantors and their Affiliates and any person acting on their behalf (other than the Initial Purchasers, as to whom none of the Company or any Guarantor makes any representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.

            (c) Eligibility for Resale Under Rule 144A. The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act," which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) or quoted in a U.S. automated interdealer quotation system.

            (d) The Offering Memorandum. The Offering Memorandum does not, and at the Closing Date will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with information furnished to the Company in writing by the Initial Purchasers expressly for use in the Offering Memorandum. Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, contains all the information specified in, and meeting the requirements of Rule 144A(d)(4). None of the Company or any Guarantor has distributed and none of them will distribute, prior to the later of the Closing Date and the completion of the Initial Purchasers' distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Preliminary Offering Memorandum, the Offering Memorandum or as agreed upon by the Initial Purchasers.

            (e) Incorporated Documents. The Offering Memorandum as delivered from time to time shall incorporate by reference the Annual Report of the Company on Form 10-K for the fiscal year ended June 30, 2001 filed with the Commission on September 14, 2001 (the "Annual Report"), each Quarterly Report of the Company on Form 10-Q and each Current Report of the Company on Form 8-K (and any amendment(s) thereto) filed with the Commission between the date hereof and the Closing Date. The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum, at the time they were, or hereafter are, filed with the Commission (collectively, the "Incorporated Documents") complied and will comply in all material respects with the requirements of the Exchange Act.

            (f) The Purchase Agreement. This Agreement has been duly authorized, executed and delivered by each of the Company and the Guarantors.

            (g) The Registration Rights Agreement. At the Closing Date, the Registration Rights Agreement will have been duly authorized, executed and delivered by, and

      (assuming the due authorization, execution and delivery thereof by the other parties thereto) will be a valid and binding agreement of, the Company and each Guarantor, enforceable in accordance with its terms, except as rights to indemnification and contribution thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (whether considered in a proceeding at law or in equity). Pursuant to the Registration Rights Agreement, the Company and each Guarantor will agree to file with the Commission, under the circumstances set forth therein,
      (i) a registration statement under the Securities Act relating to another series of debt securities of the Company with terms substantially identical to the Notes (the "Exchange Notes") to be offered in exchange for the Notes (the "Exchange Offer") and (ii) to the extent required by the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 of the Securities Act relating to the resale by certain holders of the Notes, and in each case, to use its best efforts to cause such registration statements to be declared effective.

            (h) The DTC Letter of Representations. At the Closing Date, the DTC Letter of Representations will have been duly authorized, executed and delivered by, and (assuming the due authorization, execution and delivery thereof by the other parties thereto) will be a valid and binding agreement of, the Company, enforceable in accordance with its terms except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (whether considered in a proceeding at law or in equity).

            (i) Authorization of the Securities and the Exchange Securities. (i) The Notes to be issued to the Initial Purchasers are in the form contemplated by Section 10(a) of the Note Purchase Agreement and by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered in exchange for the Existing Notes (and against payment of the purchase price for the Additional Notes), will constitute valid and binding agreements of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (whether considered in a proceeding at law or in equity) and will be entitled to the benefits of the Indenture; (ii) prior to their issuance, the Exchange Notes will have been duly and validly authorized for issuance by the Company, and when issued and authenticated in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or similar laws relating to or affecting enforcement of the rights and remedies of creditors or by general equitable principles (whether considered in a proceeding at law or in equity) and will be entitled to the benefits of the Indenture; (iii) the Guarantees of the

      Notes will be in the form contemplated by the Indenture, will have been, prior to their issuance, duly authorized for issuance and sale pursuant to this Agreement and the Indenture and will have been duly executed by each of the Guarantors and, when the Guarantees have been authenticated in the manner provided for in the Indenture and delivered, will constitute valid and binding agreements of the Guarantors, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (whether considered in a proceeding at law or in equity) and will be entitled to the benefits of the Indenture; and (iv) prior to their issuance, the Guarantees of the Exchange Notes will be in the form contemplated by the Indenture and will have been duly and validly authorized for issuance and sale pursuant to the Indenture and when issued and authenticated in accordance with the terms of the Indenture, will constitute valid and binding agreements of the Guarantors, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (whether considered in a proceeding at law or in equity) and will be entitled to the benefits of the Indenture.

            (j) Authorization of the Indenture. The Indenture has been duly authorized by the Company and the Guarantors and, at the Closing Date, will have been duly executed and delivered by the Company and the Guarantors and (assuming due authorization, execution and delivery by other parties thereto) will constitute a valid and binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (whether considered in a proceeding at law or in equity).

            (k) Descriptions in the Offering Memorandum. The Notes, the Guarantees of the Notes and the Indenture conform, or will conform, in all material respects to the respective statements relating thereto contained in the Offering Memorandum. The Exchange Notes and the Guarantees of the Exchange Notes will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum and the Registration Statement at the time such Registration Statement becomes effective.

            (l) No Material Adverse Change. Except as otherwise disclosed in the Offering Memorandum, subsequent to the respective dates as of which information is given in the Offering Memorandum, (i) there has been no material adverse change or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the business, assets, properties, liabilities (contingent or otherwise) or operations, of Holdings or the Company and its Subsidiaries considered as one entity (any such change or development is called a "Material Adverse Change"); (ii) Holdings, and the Company and its Subsidiaries considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by Holdings, the Company or any of its Subsidiaries on any class of capital stock (except for dividends paid by a Subsidiary of the Company to the Company or to another Subsidiary of the Company) or repurchase or redemption by Holdings, the Company or any of its Subsidiaries of any class of capital stock.

            (m) Independent Accountants. Arthur Andersen LLP (the "Independent Accountants"), who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) included in the Offering Memorandum are independent public or certified public accountants with respect to the Company within the meaning of Regulation S-X under the Exchange Act.

            (n) Preparation of the Financial Statements. The consolidated financial statements of the Company, together with the related notes, included in the Offering Memorandum present fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. The financial statements included in the Offering Memorandum comply as to form with the applicable requirements of the Securities Act. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States of America applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The financial data with respect to the Company and its Subsidiaries set forth in the Offering Memorandum under the captions "Offering Memorandum Summary -- Summary Consolidated Historical and Pro Forma Financial and Operating Data," "Unaudited Pro Forma Condensed Consolidated Financial Statements" and "Selected Historical Financial and Operating Data" present fairly, in all material respects, the historical financial information set forth therein on a basis consistent with that of the audited and unaudited financial statements contained in the Offering Memorandum. The unaudited pro forma financial data of the Company and its Subsidiaries, and the related notes thereto included in the Offering Memorandum present fairly, in all material respects, the information contained therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are believed to be reasonable in light of then existing conditions and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

            (o) Incorporation and Good Standing of Company and its Subsidiaries. Each of Holdings, the Company and the Subsidiaries of the Company has been duly organized and is validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization; each of Holdings, the Company and the Subsidiaries of the Company has the power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum; and each of Holdings, the Company and the Subsidiary Guarantors has the power and authority to enter into and/or perform its obligations, as the case may be, under each of this Agreement, the Indenture, the Registration Rights

      Agreement, the DTC Letter of Representations, the Securities and the Exchange Securities to which it is a party. Each of Holdings, the Company and each of its Subsidiaries is duly qualified as a foreign corporation, limited liability company or limited partnership, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

            (p) Capitalization and Other Capital Stock Matters. At the date specified in such table, the Company had the authorized, issued and outstanding capitalization as set forth in the Offering Memorandum under the caption "Capitalization" under the heading "Actual." At the date specified in such table, on a consolidated basis, after giving pro forma effect to (i) the issuance and sale of the Securities pursuant hereto,
      (ii) the consummation of the Merger, (iii) the funding of the Credit Facilities, (iv) the Equity Contribution, (v) the Option Rollover, each as described in the Offering Memorandum, and (vi) the application of the proceeds from the issuance and sale of the Securities, the funding of the Credit Facilities, the Equity Contribution and the Option Rollover to the refinancing transactions described under the caption "Use of Proceeds" in the Offering Memorandum, the Company would have an authorized and outstanding capitalization as set forth in the Offering Memorandum under the caption "Capitalization" under the heading "Pro Forma." All of the outstanding shares of capital stock of Holdings and the Company have been duly authorized and validly issued, are fully paid and nonassessable. None of the outstanding shares of capital stock of Holdings or the Company were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of Holdings or the Company, as the case may be. Except for rights of first refusal or "tag-along" or "drag along" rights customarily contained in stockholders' agreements, partnership agreements or joint venture operating agreements, there are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of Holdings or the Company or any of the Subsidiaries, other than those described in the Offering Memorandum. The description of Holdings' stock option, stock bonus, stock purchase and other stock plans or arrangements and the options or other rights granted thereunder, set forth in the Offering Memorandum accurately and fairly describes, in all material respects, such plans, arrangements, options and rights. As of the date hereof, all of the issued and outstanding capital stock of the Company has been duly authorized and validly issued, is fully paid and nonassessable and is owned directly by Holdings, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim except as described in the Offering Memorandum. In addition, all of the issued and outstanding capital stock of each Subsidiary, except as described in the Offering Memorandum, has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except for any security interests, mortgages, pledges, liens, encumbrances or claims of the lenders existing under the Credit Agreement, dated as of October 17, 2001, among the Company, the Guarantors, Bank of America, N.A., as administrative agent, First Union National Bank, as syndication agent, The CIT Group/Business, Inc., as documentation agent, and the other lenders party thereto (such agreement, as amended from time to time, the "Existing Credit Agreement"). The only Subsidiaries of the Company are those Subsidiaries listed in Schedule C hereto.

            (q) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. None of Holdings, the Company or any of its Subsidiaries is in violation of its charter or by-laws or is in default or has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both, would reasonably be expected to constitute a default ("Default") under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease, license or other instrument to which Holdings, the Company or any of its Subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of Holdings, the Company or any of its Subsidiaries is subject (each, an "Instrument"), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change or except for such defaults that have been waived in writing. The Company's and each Guarantor's execution, delivery and performance of this Agreement, the Company's and each Guarantor's execution and delivery of, and the performance by the Company and the Guarantors of, the Registration Rights Agreement and the Indenture, the Company's execution and delivery of, and the performance by the Company of, the DTC Letter of Representations, and the issuance and delivery of the Securities or the Exchange Securities, and consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum (i) will not result in any violation of the provisions of the partnership agreement, operating agreement, charter or by-laws, as applicable, of Holdings, the Company or any of its Subsidiaries, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Holdings, the Company or any of its Subsidiaries pursuant to, or require the consent of any other party to, any Instrument, except for such conflicts, breaches, Defaults, Debt Repayment Triggering Events, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to Holdings or the Company or any of its Subsidiaries except for such violations that would not, individually or in the aggregate, result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company's or each Guarantor's execution, delivery and performance of this Agreement, the Registration Rights Agreement, the DTC Letter of Representations or the Indenture, to which it is a party, or the issuance and delivery of the Securities or the Exchange Securities, or consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum, except such as will be obtained by the Company or the Guarantors and are in full force and effect under the Securities Act, the Trust Indenture Act and such as may be required under state securities laws or the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Initial Purchasers in the manner contemplated herein and in the Offering Memorandum and in connection with Holdings', the Company's and the Subsidiary Guarantors' obligations under the

      Registration Rights Agreement. As used herein, a "Debt Repayment Triggering Event" means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of material indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by Holdings or the Company or any of its Subsidiaries.

            (r) No Material Actions or Proceedings. Except as otherwise disclosed in the Offering Memorandum, there are no legal or governmental actions, suits or proceedings pending or, to the best of the knowledge of Holdings and the Company, threatened (i) against or affecting Holdings or the Company or any of the Subsidiaries, (ii) which has as the subject thereof any property owned or leased by, Holdings, the Company or any of its Subsidiaries, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to Holdings or the Company or such Subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or materially and adversely affect the transactions contemplated by this Agreement.

            (s) Intellectual Property Rights. The Company and its Subsidiaries own, possess or license sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, "Intellectual Property Rights") reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither the Company nor any of its Subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, ruling or filing would reasonably be expected to result in a Material Adverse Change and, except as otherwise disclosed in the Offering Memorandum, neither the Company nor any of its Subsidiaries is in default under the terms of any license or similar agreement related to any Intellectual Property Rights necessary to conduct their business as now conducted or contemplated except as would not reasonably be expected to result in a Material Adverse Change.

            (t) All Necessary Permits, Etc. The Company and each of its Subsidiaries possess such valid and current certificates, authorizations or permits issued by the appropriate municipal, state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses as now conducted except as would not reasonably be expected to result in a Material Adverse Change, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Material Adverse Change.

            (u) Regulatory Matters. To the knowledge of Holdings, the Company and each Subsidiary Guarantor, none of (i) the Company, any of its Subsidiaries, or the officers, directors, employees, or agents (as defined in 42 C.F.R. Part 420 Subpart C and 42 C.F.R. Section 1001.1001(a)(2)) of the Company or any of its Subsidiaries, or (ii) any entity which the Company or any of its Subsidiaries manages or for which the Company or any of its Subsidiaries provides billing services ("Managed Entity") or the employees of any Managed Entity who are leased from the Company or any of its Subsidiaries, has been charged with, or has been or is being investigated with respect to, any activity (and with respect to the officers, directors, agents and employees of the Company or any of its Subsidiaries or any employee of any Managed Entity as described above, only as to any activity during their employment or association with the Company, any Subsidiary of the Company or any Managed Entity) that materially contravenes or could materially contravene or constitutes or could constitute a material violation of any Healthcare Law. To the knowledge of Holdings, the Company and each Subsidiary Guarantor, no person who has a direct or indirect ownership interest of 5% or more (as those terms are defined in 42 C.F.R. Part 420 Subpart C and 42 C.F.R.
      Section 1001.1001(a)(2)) in the Company or any Subsidiary, has been charged with, or has been or is being investigated with respect to, any activity involving the Company or any Subsidiary that materially contravenes or could materially contravene or constitutes or could constitute a material violation of any Healthcare Law. To the actual knowledge of the officers of the Company, none of the officers, directors and agents of any Managed Entity has been charged with, or has been or is being investigated with respect to, any activity during their employment or association with any Managed Entity that materially contravenes or could materially contravene or constitutes or could constitute a material violation of any Healthcare Law. To the actual knowledge of the officers of the Company, no person who has a direct or indirect ownership interest of 5% or more (as those terms are defined in 42 C.F.R. Part 420 Subpart C and 42 C.F.R. Section 1001.1001(a)(2)) in a Managed Entity has been charged with, or has been or is being investigated with respect to, any activity in connection with the Managed Entity that materially contravenes or could materially contravene or constitutes or could constitute a material violation of any Healthcare Law. To the knowledge of Holdings, the Company and each Subsidiary Guarantor, none of the Company, any of its Subsidiaries, any Managed Entity or any of the officers, directors, employees or agents (as described above) of the Company or any Subsidiary or any employee of any Managed Entity who is leased from the Company or any Subsidiary, has engaged in any activity (and with respect to the officers, directors, agents and employees of the Company or any Subsidiary or any employee of any Managed Entity as described above, only as to any activity during their employment or association with the Company, any Subsidiary or any Managed Entity) that materially contravenes or constitutes a material violation of any Healthcare Law during their employment or association with the Company, any Subsidiary, or any Managed Entity. To the actual knowledge of the officers of the Company, none of the officers, directors or agents of any Managed Entity has engaged in any activity during their employment or association with the Company, any Subsidiary or any Managed Entity that materially contravenes or constitutes a material violation of any Healthcare Law. "Healthcare Law" means the following laws or regulations relating to the regulation of the health care industry or to payment for services rendered by healthcare providers: (i) Sections 1877, 1128, 1128A or 1128B of the Social Security Act ("SSA"); (ii) any prohibition on the making of any false statement or misrepresentation of material facts to any governmental agency that administers a federal or state health care program (including, but not limited to, Medicare, Medicaid, and the federal Civilian Health and Medical Plan of the Uniformed Services); (iii) the licensure, certification or registration requirements of health care facilities, services or equipment, including, but not limited to, the Mammography Quality Standards Act; (iv) any state certificate of need or similar law governing the establishment of health care facilities or services or the making of health care capital expenditures; (v) any state law relating to fee-splitting or the corporate practice of medicine; (vi) any state physician self-referral prohibition or state anti-kickback law;
      (vii) any criminal offense relating to the delivery of, or claim for payment for, a healthcare item or service under any federal or state health care program; (viii) any federal or state law relating to the interference with or obstruction of any investigation into any criminal offense; and (ix) any criminal offense under federal or state law relating to the unlawful manufacture, distribution, prescription or dispensing of a controlled substance.

            (v) Medicare/Medicaid Participation. To the knowledge of Holdings, the Company and each Subsidiary, none of the Company, any of its Subsidiaries, or any existing officers or directors of the Company or the respective Subsidiary who is expected to be an officer, director, agent (as defined in 42 C.F.R. Section 1001.1001(a)(2)), or managing employee (as defined in SSA Section 1126(b) or any regulations promulgated thereunder) of the Company or the respective Subsidiary: (1) has had a material civil monetary penalty assessed against it under Section 1128A of the SSA or any regulations promulgated thereunder; (2) has been excluded from participation under the Medicare program or a federal or state health care program; or (3) has been convicted (as that term in defined in 42 C.F.R. Section 1001.2) of any of the following categories of offenses as described in SSA Section 1128(a) and (b)(1), (2), (3) or any regulations promulgated thereunder: (i) criminal offenses relating to the delivery of an item or service under Medicare or any federal or state health care program; (ii) criminal offenses under federal or state law relating to patient neglect or abuse in connection with the delivery of a healthcare item or service; criminal offenses under federal or state law relating to fraud, theft, embezzlement, breach of fiduciary responsibility, or other financial misconduct in connection with the delivery of a healthcare item or service or with respect to any act or omission in a program operated by or financed in whole or in part by any federal, state or local governmental agency; (iii) federal or state laws relating to the interference with or obstruction of any investigation into any criminal offense described above in this paragraph; or (iv) criminal offenses under federal or state law relating to the unlawful manufacture, distribution, prescription or dispensing of a controlled substance. The Company, a Subsidiary, or an entity owned in whole or in part by the Company or a Subsidiary has a Medicare provider number, and a participating provider agreement in force with a Medicare Part B carrier, and materially meets all applicable Medicare conditions of coverage, in each locale, as applicable, in which the Company, such Subsidiary or such entity bills directly to Medicare for services furnished by the Company, such Subsidiary or such entity. The Company, a Subsidiary, or an entity owned in whole or in part by the Company or a Subsidiary has a Medicare provider number, and a participating provider agreement, and materially satisfies all applicable Medicaid conditions of coverage, in each state, as applicable, in which the Company, such Subsidiary, or such other entity bills directly to such state's Medicaid agency for services provided by the Company, such Subsidiary, or such other entity for Medicaid patients.

            (w) Title to Properties. Except as otherwise disclosed in the Offering Memorandum, the Company and each of its Subsidiaries has good and marketable title to all their properties and assets reflected as owned in the financial statements referred to in Section 1(n) above (or elsewhere in the Offering Memorandum), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except as would not reasonably be expected to result in a Material Adverse Change. Any real property, improvements, equipment and personal property held under lease by the Company or any of its Subsidiaries are held under valid and enforceable leases, except for such invalidations and unenforceabilities as would not reasonably be expected to result in a Material Adverse Change.

            (x) Material Agreements. The agreements, contracts or instruments listed as exhibits to the Annual Report and those listed in Schedule B attached hereto are the only material agreements, contracts or instruments binding upon Holdings and/or the Company and its Subsidiaries, or agreements, contracts or instruments that provide for the payments by Holdings, the Company or any of its Subsidiaries after the date hereof of $2 million or more.

            (y) Tax Law Compliance. The Company and its Subsidiaries have filed all material federal, state and foreign income and franchise tax returns required to be filed and have paid all taxes shown on such returns required to be paid by any of them which are due and payable and, if due and payable, any related or similar assessment, fine or penalty levied against any of them. The Company and each Subsidiary Guarantor has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(n) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its Subsidiaries has not been finally determined, except where such failure would not reasonably be expected to result in a Material Adverse Change.

            (z) Company Not an "Investment Company". Holdings and the Company have been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). None of Holdings or the Company is an "investment company" within the meaning of Investment Company Act and each of Holdings and the Company will conduct its business in a manner so that it will not become subject to the Investment Company Act.

            (aa) Insurance. Each of the Company and its Subsidiaries are insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. The Company has no reason to believe that it or any Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. To the best of the Company's knowledge, after due inquiry, neither the Company nor any Subsidiary has been denied any insurance coverage which it has sought or for which it has applied and there are no claims by the Company or any of its Subsidiaries under any current insurance policy as to which any insurance company or institution is denying, or will deny, liability or coverage or defending under a reservation of rights clause.

            (bb) No Price Stabilization or Manipulation. None of the Company, the Guarantors or any of their respective Affiliates has taken or will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

            (cc) Solvency. Holdings, the Company and each of the Company's Subsidiaries, taken as a whole, is Solvent. As used herein, the term "Solvent" means, with respect to Holdings, the Company and its Subsidiaries, taken as a whole, on a particular date, that on such date
      (i) such entity is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the ordinary course of business, (ii) such entity does not intend to, and does not believe that it will, incur debts or liabilities beyond such entity's ability to pay as such debts and liabilities mature in their ordinary course, (iii) such entity is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such entity's assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such entity is engaged or is to engage, (iv) the fair value of the assets of such entity is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such entity and (v) the present fair salable value of the assets of such entity is not less than the amount that will be required to pay the probable liability of such entity on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

            (dd) No Unlawful Contributions or Other Payments. Neither the Company nor any of its Subsidiaries nor, to the best of the Company's or any Guarantor's knowledge, any employee or agent of the Company or any Subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character necessary to be disclosed in the Offering Memorandum in order to make the statements therein not misleading.

            (ee) Company's Accounting System. The Company and each of its Subsidiaries maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States of America and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (ff) Compliance with Environmental Laws. Except as otherwise disclosed in the Offering Memorandum or as would not, individually or in the aggregate, result in a Material Adverse Change (i) the Company and each of its Subsidiaries have all permits, authorizations and approvals required under any Environmental Laws and are in compliance with their requirements, (ii) neither the Company nor any of its Subsidiaries, to the knowledge of the Company, after due inquiry, is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, "Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its Subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its Subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its Subsidiaries is in violation of any Environmental Law; (iii) there is, to the knowledge of the Company, after due inquiry, no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company or any Subsidiary has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its Subsidiaries, now or in the past (collectively, "Environmental Claims"), pending or, to the best of the Company's or any Guarantor's knowledge, threatened against the Company or any of its Subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law; and (iv) to the knowledge of the Company, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its Subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law.

            (gg) ERISA Compliance. The Company and its Subsidiaries and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder

      (collectively, "ERISA")) established or maintained by the Company, its Subsidiaries or their "ERISA Affiliates" (as defined below) are in compliance in all respects with ERISA or, if not in compliance, would not reasonably be expected to result in a Material Adverse Change. "ERISA Affiliate" means, with respect to the Company or a Subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or
      (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company or such Subsidiary is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates. No "employee benefit plan" established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA). Neither the Company, its Subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under
      (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

            (hh) Regulation S Compliance. The Company, the Guarantors and their respective Affiliates and all authorized persons acting on their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902(h).

            (ii) Taxes; Fees. There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities.

            (jj) No Labor Disputes. As of the date hereof, (i) there is no unfair labor practice complaint pending against the Company or any of its Subsidiaries or, to the best knowledge of the Company, threatened against any of them, before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its Subsidiaries or, to the best knowledge of the Company, threatened against any of them, (ii) there is no material strike, labor dispute, slowdown or stoppage pending against the Company or any of its Subsidiaries or, to the knowledge of the Company, threatened against the Company and (iii) the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal customers, suppliers, manufacturers or contractors, in each case which is likely to result in a Material Adverse Change.

            Any certificate signed by an officer of the Company or any Guarantor and delivered to the Initial Purchasers pursuant to this Agreement or to counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company or such Guarantor to the Initial Purchasers as to the matters set forth therein.

            Section 2. Purchase, Sale and Delivery of the Securities.

            (a) The Securities. The Company agrees to (x) issue to the Initial Purchasers, in exchange for all of the Existing Notes held by the Initial Purchasers, the aggregate principal amount of Notes set forth on Schedule D hereto and (y) issue and sell to the Initial Purchasers, acting severally and not jointly, the aggregate principal amount of Additional Notes set forth on Schedule D hereto at a purchase price equal to 97% of the principal amount thereof, payable on the Closing Date (it being acknowledged that the discount of 3% shall be in satisfaction of the fees payable with respect to the Additional Notes by the Company pursuant to the second sentence of Section 2 of the Fee Letter). The Notes shall be resold by the Initial Purchasers at par; provided that, with the consent of J.W. Childs Associates, L.P. and The Halifax Group, L.L.C., the Initial Purchasers may resell the Notes at a price below par.

            (b) The Closing Date. Delivery of certificates for the Securities in definitive form to be issued and sold to the Initial Purchasers (and payment of the purchase price for the Additional Notes) shall be made at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022-6069 (or such other place as may be agreed to by the Company and Banc of America Securities LLC) at 9:00 a.m. New York City time, on the Exchange Date (as defined in the Note Purchase Agreement), or such other time and date as Banc of America Securities LLC shall designate by notice to the Company (the time and date of such closing are called the "Closing Date"). The Company hereby acknowledges that circumstances under which the Initial Purchasers may provide notice to postpone the Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Initial Purchasers to recirculate to investors copies of an amended or supplemented Offering Memorandum.

            (c) Delivery of the Notes. The Notes shall be delivered as provided in Section 10(a) of the Note Purchase Agreement. The certificates for the Notes shall be in such denominations and registered in the name of the Depositary or its nominee, pursuant to the DTC Letter of Representations, and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as the Initial Purchasers may designate. Time shall be of the essence.

            (d) Delivery of Offering Memorandum to the Initial Purchasers. Not later than 12:00 p.m. on the second business day following the date of this Agreement, the Company shall deliver or cause to be delivered copies of the Offering Memorandum in such quantities and at such places as the Initial Purchasers shall reasonably request.

            (e) Initial Purchasers as Qualified Institutional Buyers. Each Initial Purchaser represents and warrants to, and agrees with, the Company that (i) it is a "qualified institutional buyer" within the meaning of Rule 144A (a "Qualified

      Institutional Buyer"), and (ii) with respect to those Securities sold in reliance on Regulation S, (A) has not engaged and will not engage in any direct selling efforts within the meaning of Regulation S and (B) has complied and will comply with the offering restrictions requirements of Regulations S.

            Section 3. Covenants. The Company and each Guarantor further jointly and severally covenant and agree with each Initial Purchaser as follows:

            (a) The Initial Purchasers' Review of Proposed Amendments and Supplements. Prior to amending or supplementing the Offering Memorandum (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Company shall furnish to the Initial Purchasers for review a copy of each such proposed amendment or supplement, and the Company shall not use any such proposed amendment or supplement to which any Initial Purchaser reasonably objects in writing within 3 business days (with advice from its independent counsel).

            (b) Amendments and Supplements to the Offering Memorandum and Other Securities Act Matters. If, prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when the Offering Memorandum is delivered to a Subsequent Purchaser, not misleading, or if in the opinion of the Initial Purchasers or counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Offering Memorandum to comply with law, the Company agrees to promptly prepare (subject to Section 3(a) hereof), and furnish at its own expense to the Initial Purchasers, amendments or supplements to the Offering Memorandum so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances when the Offering Memorandum is delivered to a Subsequent Purchaser, be misleading or so that the Offering Memorandum, as amended or supplemented, will comply with law.

            The Company and the Guarantors hereby expressly acknowledge that the indemnification and contribution provisions of Sections 8 and 9 hereof are specifically applicable and relate to each offering memorandum, registration statement, prospectus, amendment or supplement referred to in this Section 3(b).

            (c) Copies of the Offering Memorandum. The Company agrees to furnish the Initial Purchasers, without charge, as many copies of the Offering Memorandum and any amendments and supplements thereto as they shall have reasonably requested prior to or at the time of the original printing of the Offering Memorandum or any amendment or supplement thereto.

            (d) Blue Sky Compliance. Holdings, the Company and the Subsidiary Guarantors shall cooperate with the Initial Purchasers and counsel for the Initial Purchasers to qualify or register the Securities for sale under (or obtain exemptions from the application of) the Blue Sky or state securities laws of those jurisdictions designated by the Initial Purchasers, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. Holdings, the Company and the Subsidiary Guarantors shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. Holdings and the Company will advise the Initial Purchasers promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, Holdings, the Company and the Subsidiary Guarantors shall use their reasonable best efforts to obtain the withdrawal thereof at the earliest possible moment.

            (e) Depositary. The Company will cooperate with the Initial Purchasers and use its reasonable best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depositary.

            (f) Additional Issuer Information. Prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, the Company, or, if permitted by the Exchange Act, Holdings, shall file, on a timely basis, with the Commission all reports and documents required to be filed under Section 13 or 15 of the Exchange Act; provided that if such filings are being made by Holdings, rather than by the Company, such filings shall adequately disclose the Company's results of operations and financial condition in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section in at least such detail as would be required if the Company were filing such report. In addition, at any time Holdings or the Company is not subject to
      Section 13 or 15 of the Exchange Act, Holdings and the Company covenant that they will furnish, at their expense, upon request, to registered holders of Securities within the time periods specified in the Exchange Act (i) all quarterly and annual reports that would be required to be filed with the Commission on Forms 10-Q and 10-K if Holdings or the Company were required to file such Forms, (including, in each case, financial information and a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by Holdings' and the Company's certified independent accountants); and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if Holdings or the Company were required to file such reports. In addition, following the date the Company is required to consummate the exchange offer contemplated by the Registration Rights Agreement, whether or not required by the Commission, Holdings and the Company will file a copy of all of the information and reports referred to in clauses (i) and
      (ii) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective purchasers of Securities upon request. In addition, the Company and the Guarantors agree that, for so long as Securities (but not the Exchange Securities) remain outstanding, they will furnish to holders and beneficial owners of Securities and to securities analysts and prospective purchasers of Securities, upon their request, the information (together with the documents referred to in the second sentence of this paragraph, the "Additional Issuer Information") required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

            (g) Future Agreement Not to Offer or Sell Additional Securities. Holdings and the Company, during the period of 180 days following the date of the Offering Memorandum, will not, without the prior written consent of Banc of America Securities LLC (which consent may be withheld at the sole discretion of such Initial Purchaser), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company or securities exchangeable for or convertible into debt securities of the Company (other than to register the Exchange Securities).

            (h) Future Reports to the Initial Purchasers. For so long as any Securities or Exchange Securities remain outstanding, Holdings and the Company will furnish to the Initial Purchasers (i) as soon as reasonably practicable after the end of each fiscal year, copies of the Annual Report of Holdings and the Company containing the balance sheet of Holdings and the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of Holdings' and the Company's independent public or certified public accountants; (ii) as soon as reasonably practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by Holdings and the Company with the Commission; and (iii) as soon as available, copies of any report or communication of Holdings and the Company mailed generally to holders of its capital stock or debt securities (including the holders of the Securities).

            (i) No Integration. Each of Holdings and the Company agrees that it will not and will cause its affiliates not to, make any offer or sale of securities of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the issuance and sale of the Securities by the Company to the Initial Purchaser, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

            (j) Legended Securities. Each certificate for a Note will bear the legend substantially in the form set forth in Section 10(d) of the Note Purchase Agreement for the time period and upon the other terms stated in the Offering Memorandum.

            (k) PORTAL. The Company will use its reasonable best efforts to cause such Notes when issued to be eligible for the National Association of Securities Dealers, Inc. PORTAL market (the "PORTAL market").

            (l) Rating of Securities. The Company shall take all reasonable action necessary to enable Standard & Poor's Ratings Services, a division of McGraw Hill, Inc. ("S&P"), and Moody's Investor Services, Inc. ("Moody's") to provide their respective credit ratings to the Securities.

            Banc of America Securities LLC, on behalf of the Initial Purchasers, may, in its sole discretion, waive in writing the performance by Holdings or the Company of any one or more of the foregoing covenants or extend the time for their performance.

            Section 4. Payment of Expenses. The Company agrees, and Holdings shall cause the Company, to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Initial Purchasers, (ii) all fees and expenses of the Company's and the Guarantors' counsel, independent public or certified public accountants and other advisors, (iii) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of each Preliminary Offering Memorandum and the Offering Memorandum (including financial statements), and all amendments and supplements thereto, (iv) all filing fees, reasonable attorneys' fees and expenses incurred by the Company, the Guarantors or the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the Blue Sky laws and, if requested by an Initial Purchaser, preparing and printing a "Blue Sky Survey" or memorandum, and any supplements thereto, advising such Initial Purchaser of such qualifications, registrations and exemptions, such fees and expenses under this clause (iv) not to exceed $20,000 in the aggregate, (v) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture, the Securities and the Exchange Securities, (vi) all fees and expenses (including reasonable fees and expenses of counsel) of the Company in connection with approval of the Securities by the Depositary for "book-entry" transfer, and (vii) the performance by Company of its other obligations under this Agreement. Except as provided in this Section 4, Section 6, Section 8 and Section 9 hereof, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of its counsel, and shall be responsible for all roadshow related costs.

            Section 5. Additional Covenants. The Company and each Guarantor further jointly and severally covenant and agree with each Initial Purchaser as follows:

            (a) Accountants' Comfort Letter. The Company shall use its best efforts to cause the Independent Accountants to deliver to the Initial Purchasers, on the Closing Date, a letter dated the date hereof addressed to the Initial Purchasers, in form and substance satisfactory to the Initial Purchasers, containing statements and information of the type ordinarily included in accountant's "comfort letters" to the Initial Purchasers, delivered according to Statement of Auditing Standards Nos. 71, 72 and 76 (or any successor bulletins), with respect to the audited and unaudited financial statements, pro forma, and other financial information contained in the Offering Memorandum.

            (b) Opinion of Counsel for the Company. The Company shall use its best efforts to cause Kaye Scholer LLP and Hunton & Williams, counsel for the Company, to deliver to the Initial Purchasers, on the Closing Date, opinions of such counsels, dated as of such Closing Date, the forms of which are attached as Exhibit A-1 and Exhibit A-2, respectively.

            (c) Opinion of General Counsel for the Company. The Company shall use its best efforts to cause Marilyn U. MacNiven-Young, its General Counsel to deliver to the Initial Purchasers, on the Closing Date, an opinion of such counsel, dated as of such Closing Date, the form of which is attached as Exhibit B.

            (d) Opinion of Regulatory Counsel for the Company. The Company shall use its best efforts to cause Davis Wright Tremaine LLP, regulatory counsel for the Company, to deliver to the Initial Purchasers, on the Closing Date, an opinion of such counsel, dated as of such Closing Date, the form of which is attached as Exhibit C.

            (e) Officers' Certificate. On the Closing Date, each of Holdings and the Company shall deliver to the Initial Purchasers written certificates, executed by the Chief Executive Officer, President, Executive Vice President or Senior Vice President of each of Holdings and the Company, as the case may be, and the Chief Financial Officer or Chief Accounting Officer of each of Holdings and the Company, as the case may be, dated as of the Closing Date, to the effect that:

                  (i) for the period from and after the date of this Agreement and prior to the Closing Date, to their knowledge, after due inquiry, there has not occurred any Material Adverse Change;

                  (ii) for the period from the date of this Agreement and prior to the Closing Date, there has not occurred any downgrading, nor has any notice been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its Subsidiaries by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

                  (iii) the representations, warranties and covenants of the
            Company and each Guarantor, as the case may be, and set forth in
            Section 1 of this Agreement are true and correct in all material respects (without giving effect to any limitation as to "materiality" or "Material Adverse Change" set forth therein) with the same force and effect as though expressly made on and as of the Closing Date; and

                  (iv) the Company and the Guarantors have complied in all
            material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

            (f) Bring-down Comfort Letters. The Company shall use its best efforts to cause the Independent Accountants to deliver to the Initial Purchasers, on the Closing Date, a letter dated such date, in form and substance satisfactory to the Initial Purchasers, to the effect that such Independent Accountants reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

            (g) Registration Rights Agreement. The Company and the Guarantors shall enter into the Registration Rights Agreement and deliver to the Initial Purchasers executed counterparts thereof.

            (h) Additional Documents. On or before the Closing Date, the Company shall deliver to the Initial Purchasers and counsel for the Initial Purchasers such information and documents as the Initial Purchasers and such counsel may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

            Section 6. Reimbursement of Initial Purchasers' Expenses. If the issuance and sale to the Initial Purchasers of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to, and Holdings agrees to cause the Company to, reimburse the Initial Purchasers upon demand for all reasonable out-of-pocket expenses that shall have been incurred by the Initial Purchasers in connection with the proposed offering and sale of the Securities.

            Section 7. Offer, Sale and Resale Procedures. The Initial Purchasers, on the one hand, and Holdings and the Company, on the other hand, hereby establish and agree to observe the following procedures in connection with the offer and sale of the Securities:

            (a) Offers and Sales Only to Qualified Institutional Buyers and Non-U.S. Persons. Offers and sales of the Securities will be made only by the Initial Purchasers or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall only be made (A) to persons whom the offeror or seller reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities Act) or (B) non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S under the Securities Act, upon the terms and conditions set forth in Annex I hereto, which Annex I is hereby expressly made a part hereof.

            (b) No General Solicitation. The Securities will be offered by approaching prospective Subsequent Purchasers on an individual basis. No general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act) will be used in the United States in connection with the offering of the Securities.

            (c) Restrictions on Transfer. Upon original issuance by the Company, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes (and all securities issued in exchange therefor or in substitution thereof, other than the Exchange Securities) shall bear a legend substantially in the form set forth in Section 10(d) of the Note Purchase Agreement.

Following the sale of the Securities by the Initial Purchasers to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Security.

            Section 8. Indemnification.

            (a) Indemnification of the Initial Purchasers. Each of Holdings, the Company and each of the Subsidiary Guarantors jointly and severally agrees to indemnify and hold harmless each Initial Purchaser, its directors, officers and employees, and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act and
      Section 20 of the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Initial Purchaser or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of Holdings and the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (ii) in whole or in part upon any inaccuracy in the representations and warranties of the Company or any Guarantor contained herein; or (iii) in whole or in part upon any failure of the Company or any Guarantor to perform its obligations hereunder or under law; or (iv) any act or failure to act or any alleged act or failure to act by any Initial Purchaser in connection with, or relating in any manner to, the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) above to the extent such loss, claim, damage, liability or expense is not covered in items (i) through (iii) (subject to the limitations set forth below), provided that none of the Company or any Guarantor shall be liable under this clause (iv) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Initial Purchaser through its gross negligence or willful misconduct; and to reimburse such Initial Purchaser and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by Banc of America Securities LLC) as such expenses are reasonably incurred by such Initial Purchaser or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Initial Purchasers expressly for use in any Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that Holdings or the Company and the Subsidiary Guarantors may otherwise have.

            (b) Indemnification of the Company and the Guarantors and their Directors and Officers. Each Initial Purchaser agrees to indemnify and hold harmless Holdings and the Company and each of their respective directors and each person, if any, who controls the Company or Holdings within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which Holdings or the Company or any such director, or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Initial Purchasers), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Initial Purchasers expressly for use therein; and to reimburse Holdings and the Company or any such director or controlling person for any legal and other expenses reasonably incurred by Holdings or the Company or any such director or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Holdings and the Company hereby acknowledge that the only information that the Initial Purchasers have furnished to the Company expressly for use in any Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto) are the statements set forth in (A) the seventh full paragraph on introductory page ii of the Offering Memorandum, (B) the second sentence under the caption "Risk Factors -- You cannot be sure that an active trading market will develop for these notes," and (C) the first sentence of the third paragraph, the first three sentences of the fourth paragraph, the third sentence of the sixth paragraph and the eighth paragraph under the caption "Plan of Distribution" in the Offering Memorandum; and the Initial Purchasers confirm that such statements are correct. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Initial Purchaser may otherwise have.

            (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this
      Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this
      Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (Banc of America Securities LLC in the case of Section 8 and Section 9), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

            (d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final non-appealable judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by
      Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the final terms of such proposed settlement as soon as practicable prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

            Section 9. Contribution. If the indemnification provided for in
Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by Holdings, the Company and the Subsidiary Guarantors, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of Holdings and the Company and the Subsidiary Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by Holdings and the Company and the Subsidiary Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds, if any, from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total discount, if any, received by the Initial Purchasers bear to the aggregate initial offering price of the Securities. The relative fault of Holdings, the Company and the Subsidiary Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by Holdings, the Company or the Subsidiary Guarantors, on the one hand, or the Initial Purchasers, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in
Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.

            The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

            Notwithstanding the provisions of this Section 9, the Initial Purchasers shall not be required to contribute any amount in excess of the discount received by the Initial Purchasers in connection with the Securities distributed by them. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each director, officer and employee of any Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Initial Purchasers, and each director of Holdings and the Company and each person, if any, who controls Holdings and the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as Holdings and the Company.

            Section 10. [Intentionally Omitted.]

            Section 11. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of Holdings and the Company of their officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers, Holdings or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

            Section 12. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or by facsimile and confirmed to the parties hereto as follows:

If to the Initial Purchasers:

            Banc of America Securities LLC
            9 West 57th Street New York, NY 10019
            Facsimile: 212-847-8324
            Attention:  Raymond A. Cubero, Managing Director

with a copy to:

            Shearman & Sterling
            599 Lexington Avenue
            New York, NY  10022
            Facsimile:  212-848-7179
            Attention:  Christopher C. Paci, Esq.

If to the Company or Holdings:

            InSight Health Services Corp.
            4400 MacArthur Blvd.
            Suite 800
            Newport Beach, CA  92660
            Facsimile:  949-476-8006
            Attention:  Chief Financial Officer

with copies to:

            J.W. Childs Associates, L.P.
            One Federal Street
            21st Floor
            Boston, MA  02110
            Facsimile:  617-753-1101
            Attention:  Edward D. Yun

and to:

            The Halifax Group, L.L.C.
            1133 Connecticut Avenue N.W.
            Suite 700
            Washington, D.C.  20036
            Facsimile:   202-296-7133
            Attention:   David W. Dupree

and to:

            Kaye Scholer LLP
            245 Park Avenue
            New York, NY 10022
            Facsimile:  212-836-8689
            Attention:  Stephen C. Koval, Esq.

and to:

            InSight Health Services Corp.
            4400 MacArthur Blvd.
            Suite 800
            Newport Beach, CA  92660
            Facsimile:  949-476-0137
            Attention:  General Counsel

            Any party hereto may change the address for receipt of communications by giving written notice to the others.

            Section 13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and
Section 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Securities as such from the Initial Purchasers by reason of such purchase.

            Section 14. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

            Section 15. Governing Law; Consent to Jurisdiction.

            (a) Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

            (b) Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Related Proceedings") may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the "Specified Courts"), and each party hereto irrevocably submits to the non-exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "Related Judgment"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

            Section 16. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof except, as to the Initial Purchasers, the Note Purchase Agreement. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

          Kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                                Very truly yours,


                                INSIGHT HEALTH SERVICES HOLDINGS CORP.

                                By: /s/ Mark J. Tricolli
                                   -------------------------------
                                   Name: Mark J. Tricolli
                                   Title: Vice President & Secretary

                                INSIGHT HEALTH SERVICES CORP.

                                By: /s/ Mark J. Tricolli
                                   -------------------------------
                                   Name: Mark J. Tricolli
                                   Title:

                                INSIGHT HEALTH CORP.

                                By:
                                   -------------------------------
                                   Name: Mark J. Tricolli
                                   Title:

                                SIGNAL MEDICAL SERVICES, INC.

                                By: /s/ Mark J. Tricolli
                                   -------------------------------
                                   Name: Mark J. Tricolli
                                   Title:

                                OPEN MRI, INC.

                                By: /s/ Mark J. Tricolli
                                   -------------------------------
                                   Name: Mark J. Tricolli
                                   Title: Authorized Person

                                MAXUM HEALTH CORP.

                                By: /s/ Mark J. Tricolli
                                   -------------------------------
                                   Name: Mark J. Tricolli
                                   Title: Authorized Person

                                RADIOSURGERY CENTERS, INC.

                                By: /s/ Mark J. Tricolli
                                   -------------------------------
                                   Name: Mark J. Tricolli
                                   Title: Authorized Person

                                MAXUM HEALTH SERVICES CORP.

                                By: /s/ Mark J. Tricolli
                                   -------------------------------
                                   Name: Mark J. Tricolli
                                   Title: Authorized Person

                                MRI ASSOCIATES, L.P.

                                By: InSight Health Corp., its General Partner

                                By: /s/ Mark J. Tricolli
                                   -------------------------------
                                   Name: Mark J. Tricolli
                                   Title: Authorized Person

                                MAXUM HEALTH SERVICES OF NORTH TEXAS, INC.

                                By: /s/ Mark J. Tricolli
                                   -------------------------------
                                   Name: Mark J. Tricolli
                                   Title: Authorized Person

                                MAXUM HEALTH SERVICES OF DALLAS, INC.

                                By: /s/ Mark J. Tricolli
                                   -------------------------------
                                   Name: Mark J. Tricolli
                                   Title: Authorized Person

                                NDDC, INC.

                                By: /s/ Mark J. Tricolli
                                   -------------------------------
                                   Name: Mark J. Tricolli
                                   Title: Authorized Person

                                DIAGNOSTIC SOLUTIONS CORP.

                                By: /s/ Mark J. Tricolli
                                   -------------------------------
                                   Name: Mark J. Tricolli
                                   Title: Authorized Person

The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.

BANC OF AMERICA SECURITIES LLC


By: /s/ Raymond Cubero
   ---------------------------
   Name: Raymond Cubero
   Title: Managing Director



FIRST UNION SECURITIES, INC.


By: /s/  Jeff Gore
   ---------------------------
   Name: Jeff Gore
   Title: Vice President

                                                                      SCHEDULE A

                                   GUARANTORS
                                   ----------

Guarantor                                       Jurisdiction of Organization
---------                                       ----------------------------

InSight Health Corp.                                  Delaware

Signal Medical Services, Inc.                         Delaware

Open MRI, Inc.                                        Delaware

Maxum Health Corp.                                    Delaware

Radiosurgery Centers, Inc.                            Delaware

Maxum Health Services Corp.                           Delaware

MRI Associates, L.P.                                  Indiana

Maxum Health Services of North Texas, Inc.            Texas

Maxum Health Services of Dallas, Inc.                 Texas

NDDC, Inc.                                            Texas

Diagnostic Solutions Corp.                            Delaware

                                   SCHEDULE B
                               MATERIAL AGREEMENTS
                               -------------------

1. Credit Agreement, dated as of October 17, 2001, among InSight Health Services Acquisition Corp., InSight Health Services Holdings Corp., InSight Health Services Corp. , the Guarantors, as defined therein, the lenders from time to time party thereto, First Union National Bank, as syndication agent, The CIT Group/Business Credit, Inc., as documentation agent, and Bank of America, N.A., as administrative agent.

2. Note Purchase Agreement, dated as of October 17, 2001, among InSight Health Services Acquisition Corp., InSight Health Services Holdings Corp., InSight Health Services Corp., the Subsidiary Guarantors, as defined therein, Banc of America Bridge LLC and Banc of America Securities LLC.

3. Management Agreement, dated as of October 17, 2001, among J.W. Childs Advisors II., L.P, Halifax Genpar, L.P., InSight Health Services Holdings Corp. and InSight Health Services Corp.

4. Amended and Restated Stockholders Agreement by and among InSight Health Services Holdings Corp., J.W. Childs Equity Partners II, L.P., JWC InSight Co-invest LLC, Halifax Capital Partners, L.P., David W. Dupree and the other parties named therein.

5. Swap Master Agreement, dated as of December 24, 1997, between NationsBank, N.A. and InSight Health Services Corp., including exercise of Swap Option dated as of March 29, 2001.

6. Borrower Assignment, Assumption and Release dated as of October 17, 2001 by and between Acquisition Corp. and InSight.

7. InSight Health Services Parent Corp. 2001 Stock Option Plan Stock Option Agreement between InSight Health Services Holdings Corp. and each of Steven T. Plochocki, Michael A. Boylan, Thomas V. Croal and Michael S. Madler.

8. Executive Employment Agreement dated as of June 29, 2001, between InSight Health Services Corp., InSight Health Services Holdings Corp. and each of Robert J. Armstrong, Susan E. Arnheiter, Patricia R. Blank, Michael A. Boylan, Michael W. Brown, Thomas V. Croal, Joseph F. Denninger, Brian G. Drazba, Cecilia A. Guastaferro, Michael S. Madler, Tammy M. Morita, Steven T. Plochocki and Brian W. Woodbury.

9. Security Agreement dated as of October 17, 2001 by and among InSight Health Services Holdings Corp., InSight Health Services Corp. and the Subsidiary Guarantors (as defined therein).

10. Pledge Agreement dated as of October 17, 2001 by and between InSight Health Services Holdings Corp., InSight Health Services Corp. and the Subsidiary Guarantors (as defined therein).

11. Paying Agent Agreement dated as of October 17, 2001 between InSight Health Services Holdings Corp. and American Stock and Transfer & Trust Company.

12. Subscription and Contribution Agreement dated as of October 17, 2001 by and among InSight Health Services Holdings Corp., J.W. Childs Equity Partners II, L.P., JWC InSight Co-invest LLC, Halifax Capital Partners, L.P. and David W. Dupree.

13. Real Estate Lease for 11617 North Central Expressway, Suite 132, Dallas, Texas between Century Properties Fund XIII and NDDC, Inc.

14. Real Estate Lease for 4225 Rosewood Drive, Suites 4, 5 and 6, Pleasanton, California between New Plan Excel Realty Trust, Inc. and InSight Health Corp.

15. Real Estate Lease for 1001 and 1005 North Highland Avenue, Murfreesboro, Tennessee between Marlin Properties, LLC and InSight Health Corp.

16. Real Estate Lease for 800 Shadow Lane, Las Vegas, Nevada between Borstein Partners Ltd. and InSight Health Corp.

17. Real Estate Lease for 12455 East Washington Boulevard, Whittier, California between Washington Magnetic Resonance Center and InSight Health Corp.

18. Real Estate Lease for 21 Stockton Drive, Toms River, New Jersey between Center State Health Group, Inc. and Toms River Imaging Associates, LP.

19. Real Estate Lease for 1700 North Rose, Suite 110, Oxnard, California between CHW Central Coast and St. John's Regional Imaging Center, LLC.

20. Real Estate Lease for 17950 Preston Road, Suite 120, Dallas, Texas between 17950 Partners, Ltd. and InSight Health Corp.

21.      Purchase Agreement between IHC and Berlex Laboratories dated 5/1/00.

22.      Master Service Agreement between IHC and General Electric dated 1/1/97.

23. Agreement between the Company and Lafayette Pharmaceuticals, Inc. dated 2/14/00.

24.      Distribution and Service Agreement between IHC and NHD, Inc. dated
         2/14/00.

25.      Operating Lease with General Electric for 1.5T Signa dated 10/00
         (G1238A).

26.      Operating Lease with General Electric for 1.5T Signa dated 03/01
         (G1242A).

27.      Operating Lease with General Electric for 1.5T Signa dated 03/01
         (G1243A).

28.      Operating Lease with General Electric for 1.5T Signa dated 03/01
         (G1244A).

29.      Operating Lease with General Electric for 1.5T Signa dated 03/01
         (G1245A).

                                   SCHEDULE C

                  SUBSIDIARIES OF INSIGHT HEALTH SERVICES CORP.

Subsidiary                                         Jurisdiction of Organization
----------                                         ----------------------------
InSight Health Corp.                                         Delaware
Diagnostic Solutions Corp.                                   Delaware
Maxum Health Corp.                                           Delaware
Maxum Health Services Corp.                                  Delaware
Maxum Health Services of Dallas, Inc.                          Texas
Maxum Health Services of North Texas, Inc.                     Texas
NDDC, Inc.                                                     Texas
Open MRI, Inc.                                               Delaware
Radiosurgery Centers, Inc.                                   Delaware
Signal Medical Services, Inc.                                Delaware
Toms River Imaging Associates, L.P.                         New Jersey
Berwyn Magnetic Resonance Center, LLC                        Illinois
Connecticut Lithotripsy, LLC                                Connecticut
Daniel Freeman MRI, LLC                                     California
Dublin Diagnostic Imaging, LLC                                 Ohio
Garfield Imaging Center, Ltd.                               California
Granada Hills Open MRI, LLC                                 California
InSight-Premier Health, LLC                                    Maine
Lockport MRI, LLC                                            New York
MRI Associates, L.P.                                          Indiana
St. John's Regional Imaging Center, LLC                     California
Sun Coast Imaging Center, LLC                                 Florida
Wilkes-Barre Imaging, LLC                                   Pennsylvania

                                                                      SCHEDULE D
                                                                      ----------

                               INITIAL PURCHASERS
                               ------------------


                                                         Aggregate Principal
                                                        Amount of Initial Notes
                                                            to be issued in
                                                        exchange for Existing
                 Initial Purchasers                             Notes
                 ------------------                    ------------------------

Banc of America Securities LLC ......................  $   170,000,000
First Union Securities, Inc..........................  $    30,000,000
                                                       ------------------------
Total                                                  $   200,000,000



                                                         Aggregate Principal
                                                         Amount of Additional
                 Initial Purchasers                             Notes
                 ------------------                   ------------------------

Banc of America Securities LLC ......................  $   21,250,000
First Union Securities, Inc..........................  $    3,750,000
                                                      ------------------------
Total                                                  $   25,000,000

                                                                     EXHIBIT A-1

                       FORM OF OPINION OF KAYE SCHOLER LLP

            (i) Each of Holdings and the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

            (ii) Each of Holdings and the Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under the Purchase Agreement and the other Transaction Documents to which it is a party.

            (iii) All of the issued and outstanding capital stock of each of Holdings and the Company has been duly authorized and, to our knowledge, has been validly issued, is fully paid and non-assessable. Except as described in the Offering Memorandum, all the outstanding shares of capital stock of the Company are owned of record by Holdings, free and clear of any security interest, mortgage, pledge, lien, encumbrance or any pending or threatened claim.

            (iv) The description of Holdings' stock option, stock bonus and other stock plans or arrangements and the options or other rights granted thereunder set forth in the Offering Memorandum fairly summarizes, in all material respects, such plans, arrangements, options and rights.

            (v) The issuance and sale of the Notes by the Company will not be subject to any preemptive right arising by operation of the charter or by-laws of the Company or the General Corporation Law of the State of Delaware or under any agreement listed on Schedule 1 hereto.

            (vi) The Purchase Agreement has been duly authorized, executed and delivered by Holdings and the Company.

            (vii) Each of the Registration Rights Agreement and the DTC Letter of Representations has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except with respect to any indemnification or contribution provision thereof and subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights and remedies and general principles of equity (regardless of whether considered in a proceeding at law or in equity), and the Registration Rights Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, Holdings, enforceable in accordance with its terms, except with respect to any indemnification or contribution provision thereof and subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights and remedies and general principles of equity (regardless of whether considered in a proceeding at law or in equity).

            (viii) The Indenture has been duly authorized, executed and delivered by the Company and Holdings and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding agreement of the Company and Holdings, enforceable against the Company and Holdings in accordance with its terms, except with respect to any indemnification or contribution provision thereof and subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights and remedies and general principles of equity (regardless of whether considered in a proceeding at law or in equity).

            (ix) The Notes are in the form contemplated by the Indenture, have been duly authorized by the Company for issuance and sale pursuant to the Purchase Agreement and the Indenture and, when executed by the Company and authenticated by the Trustee in the manner provided in the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and delivered against surrender of the Existing Notes in exchange therefor (and, in the case of the Additional Notes, payment of the purchase price therefor), will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except with respect to any indemnification or contribution provision thereof and subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights and remedies and general principles of equity (regardless of whether considered in a proceeding at law or in equity).

            (x) The Board of Directors of the Company has duly adopted by requisite vote the resolutions necessary to authorize the execution, delivery and performance of the Exchange Notes. No approval by Holdings, as sole stockholder of the Company, is required therefor.

            (xi) The Guarantee by Holdings of the Notes is in the form contemplated by the Indenture, has been duly authorized for issuance and sale pursuant to the Purchase Agreement and the Indenture and, at the Closing Date, will have been duly executed by Holdings and, when the Notes have been authenticated in the manner provided for in the Indenture and delivered against surrender of the Existing Notes in exchange therefor (and, in the case of the Additional Notes, payment of the purchase price therefor), will constitute the valid and binding agreement of Holdings, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights and remedies and general principles of equity (regardless of whether considered in a proceeding at law or in equity), and will be entitled to the benefits of the Indenture.

            (xii) The Securities, the Indenture and the Registration Rights Agreement conform in all material respects to the descriptions thereof contained in the Offering Memorandum.

            (xiii) The statements in the Offering Memorandum under the captions "Offering Memorandum Summary -- The Acquisition and Related Financing Transactions," "Risk Factors -- Risks Relating to the Notes -- Your right to receive payments on these notes is junior to the issuer's existing senior indebtedness and possibly all of its future borrowings. Further, the guarantees of these notes are junior to all of the guarantors' existing senior indebtedness and possibly to all their future borrowings," "Risk Factors -- Risks Relating to the Notes -- Since the notes are unsecured, your right to enforce remedies is limited by the rights of holders of secured debt," "Risk Factors -- Risks Relating to the Notes -- You should not rely on our parent company's guarantee in evaluating an investment in the notes," "Risk Factors -- Risks Relating to the Notes -- Not all of our subsidiaries guarantee our obligations under the notes, and the assets of the non-guarantor subsidiaries may not be available to make payments on the notes," "Risk Factors -- Risks Relating to the Notes -- The indenture related to the notes and the new senior credit facilities will contain various covenants which limit our management's discretion in the operations of our business," "Risk Factors -- Risks Relating to the Notes -- The issuer may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture," "Risk Factors -- Risks Relating to the Notes -- Federal and state statutes allow courts, under specific circumstances, to avoid guarantees and require noteholders to return payments received from guarantors," "Risk Factors -- Risks Relating to Our Company and Our Industry -- The interests of our controlling stockholders could conflict with those of the holders of the notes offered hereby," "The Acquisition and Related Financing Transactions," "Management -- Employment Agreements," "Management -- 2001 Stock Option Plan," "Management -- Stock Option Agreements," "Certain Relationships and Related Transactions," "Description of New Senior Credit Facilities," "Description of the Notes," "Certain Federal Income Tax Considerations" and "Notice to Investors," insofar as such statements constitute matters of law, summaries of legal matters, documents or legal conclusions, have been reviewed by such counsel, fairly summarize, in all material respects, the matters referred to therein and do not omit a material fact necessary to make the statements contained therein not misleading.

            (xiv) No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency of the federal government of the United States or the State of New York, is required for the execution, delivery and performance by the Company or any Guarantor of the Purchase Agreement, the Registration Rights Agreement, the Indenture or the Securities, as applicable, the execution, delivery and performance by the Company of the DTC Letter of Representations or the issuance and delivery by the Company or any Guarantor of the Securities, or consummation of the transactions contemplated hereby and thereby, except as may be required under the Securities Act, the Exchange Act, the Trust Indenture Act and applicable state securities or blue sky laws.

            (xv) The execution and delivery of the Purchase Agreement, the Registration Rights Agreement, the DTC Letter of Representations, the Securities and the Indenture by the Company and Holdings, to the extent it is a party thereto, the performance by the Company and Holdings of their respective obligations thereunder (i) will not result in any violation of the provisions of the charter or by-laws of the Company or Holdings, as applicable, (ii) will not constitute a breach of, or Default, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or Holdings, as applicable, pursuant to, with respect to the Company, any of the Agreements listed on Schedule 1 hereto, and with respect to Holdings, any of the Agreements listed on Schedule 2 hereto which Holdings has identified to us as its only material agreements; or (iii) to the best knowledge of such counsel, will not result in any violation of any law or administrative regulation, which a lawyer exercising customary professional diligence would reasonably recognize as being applicable to Holdings or the Company with respect to the transactions contemplated by the Purchase Agreement, the Registration Rights Agreement, the Indenture and the Securities. Such counsel need express no opinion herein as to the applicability or effect of Healthcare Laws.

            (xvi) Neither the Company nor Holding is, nor after surrender of the Existing Notes in exchange for the Notes (and receipt of payment for the Additional Notes) will it be, an "investment company" requiring it to register under the Investment Company Act.

            (xvii) Assuming the accuracy of the representations, warranties and covenants of the Company, the Guarantors and the Initial Purchasers contained in the Purchase Agreement, no registration of the Notes or the Guarantees under the Securities Act, and no qualification of an indenture under the Trust Indenture Act with respect thereto, is required in connection with the exchange of the Existing Notes for the Securities (or, with respect to the Additional Notes, the purchase thereof) by the Initial Purchasers or the initial resale of the Securities by the Initial Purchasers to Qualified Institutional Buyers or non-U.S. persons in the manner contemplated by the Purchase Agreement and the Offering Memorandum other than any registration or qualification that may be required in connection with the Exchange Offer contemplated by the Offering Memorandum or in connection with the Registration Rights Agreement. Such counsel need express no opinion, however, as to (x) the effect of state securities or "blue sky" laws, foreign securities laws or the Exchange Act or (y) when or under what circumstances any Notes initially sold by the Initial Purchasers may be reoffered or resold.

            (xviii) To such counsel's knowledge, other than as described in the Offering Memorandum, there are no pending or threatened legal or governmental proceedings to which Holdings is a party that would be required to be described by Item 103 of Regulation S-K under the Securities Act if the issuance of the Notes were being registered under the Securities Act but is not so described in the Offering Memorandum.

            (xix) None of the sale, issuance, execution or delivery of the Notes will contravene Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part
221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

                                                                     EXHIBIT A-2

                      FORM OF OPINION OF HUNTON & WILLIAMS

            (i) Based solely on certificates of public officials and officers of the Company, including the organizational documents attached thereto, the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

            (ii) Based solely on certificates of public officials and officers of the Company (which certificates shall be attached as exhibits to such opinion), and the documents attached to such certificates (including the organizational documents of the Subsidiary Guarantors), each Subsidiary Guarantor is in valid existence and in good standing under the laws of its respective jurisdiction of incorporation or formation as set forth on Schedule I hereto. Based solely on certificates of public officials and officers of the Company (which certificates shall be attached as exhibits to such opinion), and the documents attached to such certificates (including the organizational documents of the Subsidiary Guarantors), each Subsidiary Guarantor (a) has corporate or entity power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into the Purchase Agreement and the other Transaction Documents to which it is a party and (b) to the best of our knowledge, is duly qualified as a foreign corporation or limited partnership, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

            (iii) All of the issued and outstanding capital stock of each Subsidiary Guarantor, if a corporation, has been duly authorized and, to our knowledge, has been validly issued, is fully paid and non-assessable and is owned by Holdings, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or any pending or threatened claim, except as disclosed in the Offering Memorandum.

            (iv) The Purchase Agreement has been duly authorized, executed and delivered by each Subsidiary Guarantor.

            (v) The Registration Rights Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, each Subsidiary Guarantor, enforceable in accordance with its terms.

            (vi) The Indenture has been duly authorized, executed and delivered by the each Subsidiary Guarantor and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding agreement of each Subsidiary Guarantor, enforceable against each Subsidiary Guarantor in accordance with its terms.

            (vii) The Guarantees by the Subsidiary Guarantors of the Notes are in the respective forms contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to the Purchase Agreement and the Indenture and have been duly executed by each of the Subsidiary Guarantors and, assuming the Notes have been authenticated in the manner provided for in Section 2.02 of the Indenture and delivered against surrender of the Existing Notes in exchange therefor (and, in the case of the Additional Notes, assuming the payment of the purchase price therefor), will constitute the valid and binding agreement of each Subsidiary Guarantor, enforceable in accordance with its terms and will be entitled to the benefits of the Indenture.

            (viii) The documents incorporated by reference in the Offering Memorandum (other than the financial statements and related notes thereto and other financial, statistical and accounting data and supporting schedules therein, as to which no opinion need be rendered), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act.

            (ix) To such counsel's knowledge, there are no pending or threatened legal or governmental proceedings to which the Company or any of its subsidiaries is a party that would be required to be described by Item 103 of Regulation S-K under the Securities Act if the issuance of the Notes were being registered under the Securities Act but is not so described in the Offering Memorandum.

            The enforceability of the Registration Rights Agreement, the Indenture and the Guarantees of the Notes by the Subsidiary Guarantors is subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws affecting the rights of creditors generally, and (ii) general principles of equity, whether considered at law or in equity. We express no opinion with respect to the indemnification and contribution provisions contained in the Registration Rights Agreement and the Indenture.

            We have participated in various conferences with the officers and other representatives of the Company and its independent certified public accountants. In some conferences you and your counsel also participated. At those conferences, the contents of the Offering Memorandum and Prospectus were discussed and revised. Since the dates of those conferences, we have inquired of certain officers whether there has been any material change in the affairs of the Company.

Because of the inherent limitations in the independent verification of factual matters, and the character of determinations involved in the preparation of offering memoranda under the Securities Act, we are not passing upon, and do not assume any responsibility for, and make no representation that we have independently verified, the accuracy, completeness or fairness of the statements contained in the Offering Memorandum. Also, we do not express any opinion or belief as to the financial statements or other financial and statistical information contained in the Offering Memorandum, or derived therefrom, or incorporated therein by reference. However, subject to the foregoing, on the basis of our participation in the conferences referred to above and our examination of the documents referred to herein, we advise you that nothing has come to the attention of the attorneys of this firm who have been engaged in the representation of the Company in connection with the Company's issuance and sale of the Notes that leads us to believe that the Offering Memorandum, as of its date or at the Closing Date, contained or contains an untrue statement of material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                                                       EXHIBIT B

              FORM OF OPINION OF GENERAL COUNSEL FOR THE COMPANY

            (i) The statements in the Offering Memorandum under the captions "Risk Factors -- Risks Relating to Our Company and Our Industry -- Changes in the rates or methods of third-party reimbursements for diagnostic imaging and therapeutic services could result in reduced demand for our services or create downward pricing pressure, which would result in a decline in our revenues and harm our financial position," "Risk Factors -- Risks Relating to Our Company and Our Industry -- We may be unable to renew or maintain our customer contracts which would harm our business and financial results," "Risk Factors -- Risks Relating to Government Regulation of Our Business," "Business -- Diagnostic Imaging and Other Equipment," "Business -- Properties," "Business -- Reimbursement of HealthCare Costs," "Business -- Government Regulation," "Business -- Compliance Program," "Business -- Legal Proceedings" and "Business -- Company History," insofar as such statements constitute matters of law, summaries of legal matters, proceedings, documents or legal conclusions, have been reviewed by such counsel and fairly present and summarize, in all material respects, the matters referred to therein. The statements under the captions "Business -- Proposed Acquisition and Related Financing Transactions," "Business -- Diagnostic Imaging and Other Equipment," "Business -- Government Regulation," " -- Reimbursement of HealthCare Costs," "Business -- Compliance Program," "Business -- Company History," "Business -- Properties," "Business -- Legal Proceedings," "Directors and Executive Officers of the Registrant -- Board of Directors," "Directors and Executive Officers of the Registrant -- Section 16(a) Beneficial Ownership Reporting Compliance," "Executive Compensation -- Compensation of Directors," "Executive Compensation -- Indemnification Agreements," "Executive Compensation -- Employment Agreements and Severance Arrangements" and "Certain Relationships and Related Transactions" in the Annual Report of the Company on Form 10-K incorporated by reference in the Offering Memorandum, insofar as such statements constitute matters of law, summaries of legal matters, proceedings, documents or legal conclusions, have been reviewed by such counsel and fairly present and summarize, in all material respects, the matters referred to therein.

            (ii) To such counsel's knowledge, the Company and each Subsidiary Guarantor has such permits, licenses, franchises, certifications, accreditations and authorizations (collectively, "Authorizations") from all regulatory or governmental officials, bodies or tribunals as are necessary to own, lease and operate its respective properties and to conduct its business in the manner described in the Offering Memorandum and is eligible to participate in the Medicare and Medicaid programs as and to the extent described in the Offering Memorandum and, to such counsel's knowledge, the Company and each Subsidiary Guarantor has fulfilled and performed all of its material obligations with respect to such Authorizations or eligibility and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof except where such revocation or termination would not result in a Material Adverse Change.

            (iii) The execution and delivery of the Purchase Agreement, the DTC Letter of Representations, the Registration Rights Agreement, the Indenture and the Securities by the Company and the Subsidiary Guarantors and the performance by the Company and the Subsidiary Guarantors of their respective obligations thereunder (i) will not result in any violation of the provisions of the limited partnership agreement, charter or by-laws of the Company or any Subsidiary Guarantor, as applicable, or (ii) will not constitute a breach of, or Default under or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary Guarantor pursuant to (x) any contract, loan agreement, note indenture, mortgage, deed of trust, lease or other agreement or instrument filed by the Company with the Commission (other than the agreements listed on Schedule 1 hereto, as to which such counsel need not express an opinion, or (y) to such counsel's knowledge, any statute, rule or regulation or any judgment, order or decree of any governmental authority or court or arbitrator applicable to the Company or any Subsidiary Guarantor.

            (iv) The issuance and sale of the Notes by the Company will not be subject to any preemptive rights arising under any agreement known to us to which the Company is a party, other than the agreements listed on Schedule A hereto, as to which such counsel need not express an opinion.

            (v) To the best knowledge of such counsel, neither the Company nor any of the Subsidiary Guarantors is in violation of its charter or by-laws or equivalent constitutive document or any law, administrative regulation or administrative or court decree applicable to it or is in Default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreement listed as an Exhibit to the Annual Report or in Schedule B to the Purchase Agreement to which the Company or any Subsidiary Guarantor is a party.

   In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of Acquisition and the Company, representatives of the independent public or certified public accountants for the Company and with representatives of the Initial Purchaser at which the contents of the Offering Memorandum, and any supplements or amendments thereto, and related matters were discussed and revised and, although such counsel is not passing upon and does not assume any responsibility for, and makes no representation that such counsel has independently verified, the accuracy, completeness or fairness of the statements contained in the Offering Memorandum (other than as specified above), and any supplements or amendments thereto, subject to the foregoing, no facts have come to such counsel's attention which would lead such counsel to believe that either the Offering Memorandum, as of its date or at the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief as to the financial statements or other financial or statistical data derived therefrom, included or incorporated by reference in the Offering Memorandum or any amendments or supplements thereto).

                                                                       EXHIBIT C

            FORM OF OPINION OF REGULATORY COUNSEL FOR THE COMPANY

      The statements in the Offering Memorandum under the captions "Risk Factors -- Risks Relating to Our Company and Our Industry -- Changes in the rates or methods of third-party reimbursements for diagnostic imaging and therapeutic services could result in reduced demand for our services or create downward pricing pressure, which would result in a decline in our revenues and harm our financial position," "Risk Factors -- Risks Relating to Government Regulation of Our Business," "Business -- Reimbursement of HealthCare Costs" and "Business -- Government Regulation," insofar as such statements constitute a summary of the legal or regulatory matters or legal or regulatory proceedings referred to therein, have been reviewed by such counsel, are correct in all material respects and do not omit a material fact necessary to make the statements contained therein not misleading. The statements under the captions "Business -- Government Regulation" and " -- Reimbursement of HealthCare Costs" in the Annual Report of the Company on Form 10-K for the year ended June 30, 2001 incorporated by reference in the Offering Memorandum, insofar as such statements constitute a summary of the legal or regulatory matters or legal or regulatory proceedings referred to therein, have been reviewed by such counsel, are correct in all material respects and do not omit a material fact necessary to make the statements contained therein not misleading.

      Such counsel need not express any opinion on any representation by the Company or any omission by the Company to make any disclosure in the Offering Memorandum or the Annual Report concerning its compliance with any legal or regulatory matter or the effect upon it of any legal or regulatory matter. Such counsel's opinion is confined to the summaries of legal and regulatory matters appearing in the Offering Memorandum and the Annual Report, and such counsel is not expressing any opinion on whether those summaries include summaries of all the legal and regulatory matters affecting the Company.

                                                                         ANNEX I


                   TERMS AND CONDITIONS OF OFFERS AND SALES

Resale Pursuant to Regulation S or Rule 144A.

Each Initial Purchaser understands that:

            (a) Each Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Securities in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 under the Securities Act (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities pursuant hereto and the Closing Date, other than in accordance with Regulation S of the Securities Act or another exemption from the registration requirements of the Securities Act. Such Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Securities (including any "tombstone" advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Securities, except such advertisements as permitted by and include the statements required by Regulation S.

            (b) Each Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903(c)(3) under the Securities Act, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

      "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or
      (ii) otherwise until 40 days after the later of the commencement of the Offering and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or Rule 144A in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Notes covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S."